UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008 (April 1, 2008)

CPG INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Corey Street, Scranton, Pennsylvania	18505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 558-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2007, CPG International Inc. (the “Company” or “CPG”) completed the acquisition of Procell Decking Systems (“Procell”) pursuant to (a) a unit purchase agreement, dated as of December 13, 2006, among CPG International I Inc. (a wholly owned subsidiary of CPG) (the “Buyer”), and Christopher Bardasian, Kevin Sloan, and Larry Sloan (collectively, the “Sellers”), who owned all of the outstanding equity of Procell, and (b) a contribution agreement, dated as of December 13, 2006, among CPG International Holdings LP (the parent company of CPG) (“Holdings”) and the Sellers.

The total purchase price for the acquisition was approximately $77.3 million, which includes approximately $5 million of transaction costs. Approximately $54 million was paid on the closing date of the acquisition. Since certain financial targets were met for the year ended December 31, 2007, the purchase price was increased by approximately $7.0 million in cash (which includes interest payable pursuant to the unit purchase agreement and contribution agreement), plus additional equity in Holdings valued at approximately $5.7 million. In addition, Holdings agreed to repurchase a portion of the Sellers’ equity in Holdings for approximately $2.7 million in cash on April 1, 2008 and approximately $2.7 million in cash on July 1, 2008, which amounts also increased the acquisition purchase price. On these dates, AZEK Building Products Inc., a wholly owned subsidiary of CPG, will loan these funds to Holdings in the form of intercompany notes (the “Intercompany Notes”) payable upon demand and bearing interest at the short-term applicable federal rate.

A form of Intercompany Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. In addition, copies of the unit purchase agreement and the contribution agreement are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to the Company’s Current Report on Form 8-K filed on December 14, 2006. The descriptions of the material terms of the Intercompany Notes, the unit purchase agreement and the contribution agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Intercompany Note between CPG International Holdings LP, as payor, and AZEK Building Products Inc., as payee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG International Inc.
	By:	/s/ SCOTT HARRISON
Dated: April 4, 2008		Scott Harrison Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Form of Intercompany Note between CPG International Holdings LP, as payor, and AZEK Building Products Inc., as payee.